EXHIBIT 2.3

                         UNITED STATES BANKRUPTCY COURT
                    FOR THE MIDDLE DISTRICT OF NORTH CAROLINA
                               GREENSBORO DIVISION


IN RE:                      )
                            )
PLUMA, INC.,                )       CASE NUMBER B-99-11104C-11G
                            )
                DEBTOR.     )
--------------------------- )


               DEBTOR'S SECOND MODIFICATION TO PLAN OF LIQUIDATION
               ---------------------------------------------------

         Pluma, Inc., Debtor ("Debtor") in the above-entitled case, by and through counsel, pursuant to the provisions of ss.1127(a) of the Bankruptcy Code does herewith further modify its Modified Plan of Liquidation (the "Plan") filed herein on October 5, 1999 in the following respects and in those respects only:

         1. Paragraph 3.3 relating to Class 3 - Tax Claims is deleted in its entirety.

         2. In lieu of the former Paragraph 3.3 of the Plan, the following Paragraphs 3.3(a) and 3.3(b) are inserted;

         3.3(A)   CLASS 3(A) - SECURED TAX CLAIMS:
         ------   --------------------------------

                  (A) CLASSIFICATION: Class 3(a) shall consist of allowed tax claims secured by real estate.

                  (B)      IMPAIRMENT: Class 3(a) claims are not impaired.



                  (C) TREATMENT: All tax claims secured by real estate shall be paid in full in cash upon the sale of such real estate. If a sale of the collateral for the secured tax claim has not occurred within twelve (12) months following the Effective Date, a public auction of said real estate shall be conducted within the thirteenth


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         month (13) following the Effective Date and the secured tax claim shall be paid from the proceeds of the sale of the real estate securing said tax claim.

         3.3(B)   CLASS 3(B) - UNSECURED PRIORITY TAX CLAIMS:
         ------   -------------------------------------------

                  A. CLASSIFICATION: Class 3(b) shall consist of all claims of governmental units entitled to priority pursuant to the provisions of ss.507(a)(8) of the Bankruptcy Code.

                  B. IMPAIRMENT: Class 3(b) claims are not impaired.

                  C. TREATMENT: The holders of all Class 3(b) tax claims will receive on account of such claim deferred cash payments, over a period not exceeding two (2) years after the Effective Date, of a value, as of the Effective Date of the Plan, equal to the allowed amount of such claim.

         Respectfully submitted this the 9th day of November, 1999.



                                            -----------------------------------
                                            R. Bradford Leggett
                                            North Carolina State Bar No: 2697
                                            Attorney for Debtor


OF COUNSEL:

ALLMAN SPRY LEGGETT & CRUMPLER, P.A.
380 Knollwood Street, Suite 700
Post Office Drawer 5129
Winston-Salem, NC  27113-5129
Telephone:        (336) 722-2300
Facsimile:        (336) 722-8720

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                             CERTIFICATE OF SERVICE
                             ----------------------

         The undersigned does hereby certify that on this date he caused to be served a copy of the DEBTOR'S MODIFICATION TO PLAN OF LIQUIDATION on the persons set forth below by depositing copies of said documents in the United States mail, first-class postage prepaid, addressed as follows:

David L. Eades, Esquire                      Michael D. West, Esquire
Moore & Van Allen, PLLC                      Bankruptcy Administrator
NationsBank, Agent Bank                      Middle District of North Carolina
100 N. Tryon Street, Floor 47                Post Office Box 1828
Charlotte, NC  28202-4003                    Greensboro, NC 27402

David Grogan, Esquire
Blair Conaway Bograd & Martin, P.A.
221 South Tryon Street
Charlotte, NC 28202-3247

This the ____ day of October, 1999.


                                              ---------------------------------
                                              R. Bradford Leggett
                                              North Carolina State Bar No. 2697
                                              Attorney for Debtor

OF COUNSEL:

ALLMAN SPRY LEGGETT & CRUMPLER, P.A.
380 Knollwood Street, Suite 700
Post Office Drawer 5129
Winston-Salem, NC  27113-5129
Telephone:        (336) 722-2300
Facsimile:        (336) 722-8720


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